Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

First United Corporation
Oakland, Maryland

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 9, 2007, relating to the consolidated financial statements of First United Corporation as of and for the year ended December 31, 2006, and the effectiveness of First United Corporation’s internal control over financial reporting as of December 31, 2006, appearing in First United Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Beard Miller Company LLP

Beard Miller Company LLP Baltimore, Maryland May 23, 2007